                                 Exhibit 99(b)3
PYRAMID BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997

-------------------------------------------------------------------------------------------------------------------
                                                                                       1998             1997
                                                                              -------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                   $     1,143,773  $        971,161
                                                                              -------------------------------------
   Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                    225,817           204,301
        Provision for loan losses                                                        64,000            35,000
        Provision (benefit) for deferred taxes                                          (54,056)          (59,215)
        Amortization and accretion of bond premiums and discounts, net                   60,830            39,741
        Gains on sales of mortgage loans held for sale                                 (102,374)          (34,999)
        Net decrease in mortgage loans held for sale                                    152,374           261,567
        Increase in cash surrender value of life insurance                              (74,328)          (71,806)
        Amortization of intangibles and organization expense                             70,695            70,695
        Decrease in accrued interest receivable and other assets                        202,025           309,683
        Increase in accrued interest payable and other liabilities                      150,291           198,797
                                                                              -------------------------------------
              TOTAL ADJUSTMENTS                                                         695,274           953,764
                                                                              -------------------------------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                               1,839,047         1,924,925
                                                                              -------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net decrease (increase) in interest bearing deposit with banks                     1,626,401        (1,329,936)
   Net increase in federal funds sold                                                (3,000,000)
   Proceeds from sales, maturities and repayments of securities                      11,532,054         8,401,505
   Purchase of securities                                                           (15,576,093)      (13,589,705)
   Net decrease in loans                                                             (7,130,362)       (2,370,779)
   Purchases of office buildings and equipment                                         (222,142)         (195,328)
                                                                              -------------------------------------
              NET CASH USED IN INVESTING ACTIVITIES                                 (12,770,142)       (9,084,243)
                                                                              -------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                          10,394,245         3,126,022
   Net increase (decrease) in securities sold under repurchase agreements            (2,737,826)          325,950
   Proceeds from Federal Home Loan Bank advances                                      5,750,000         1,000,000
   Net decrease in other borrowings                                                  (1,091,415)         (150,702)
   Payment on Federal Home Loan Bank advances                                        (1,740,000)       (1,450,000)
   Proceeds from exercise of stock options                                              128,100            12,000
   Payment of dividends                                                                (127,220)          (62,600)
                                                                              -------------------------------------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                              10,575,884         2,800,670
                                                                              -------------------------------------

              DECREASE IN CASH AND DUE FROM BANKS                                      (355,211)       (4,358,648)
CASH AND DUE FROM BANKS, beginning of year                                            3,920,628         8,279,276
                                                                              -------------------------------------

CASH AND DUE FROM BANKS, end of year                                          $       3,565,417  $      3,920,628
                                                                              =====================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                                                $       3,427,881  $      3,456,893
                                                                              =====================================

      Income taxes                                                            $         726,000  $        520,264
                                                                              =====================================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Net change in unrealized gain on available for sale securities             $          20,658  $         44,441
                                                                              =====================================